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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF PIONEER AMERICAS ACQUISITION CORP.



                                                  State of Jurisdiction
                    Name                             or Incorporation
                    ----                          ---------------------
            PCI Chemicals Canada Inc.                 New Brunswick
             Pioneer Americas, Inc.                     Delaware
        Pioneer Chlor Alkali Company, Inc.              Delaware
             Imperial West Chemical Co.                  Nevada
                All-Pure Chemical Co.                  California
           Black Mountain Power Company                 Texas
         All-Pure Chemical Northwest, Inc.            Washington
      Pioneer Chlor Alkali International, Inc.          Barbados
              G.O.W. Corporation                         Nevada
             Pioneer (East), Inc.                       Delaware
             T.C. Holdings, Inc.                       New Mexico
             T.C. Products, Inc.                       Washington
             PCI Carolina, Inc.                         Delaware
           Pioneer Licensing, Inc.                      Delaware